UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 25, 2009


                               LITHIUM CORPORATION
             (Exact name of registrant as specified in its charter)

          Nevada                       333-148266                98-0530295
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

9121 Atlanta Ave. #314, Huntington Beach, CA                       92646
  (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code (714) 475-3512


                           UTALK COMMUNICATIONS, INC.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

Effective September 30, 2009, we effected a one (1) old for 60 new forward stock split of our issued and outstanding common stock. As a result, our authorized capital increased from 50,000,000 shares of common stock with a par value of $0.001 to 3,000,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares increased from 4,470,000 shares of common stock to 268,200,000 shares of common stock.

Also effective September 30, 2009, we have changed our name from "Utalk Communications, Inc." to "Lithium Corporation", by way of a merger with our wholly owned subsidiary Lithium Corporation, which was formed solely for the change of name.

ITEM 7.01 REGULATION FD DISCLOSURE

The name change and forward stock split becomes effective with the Over-the-Counter Bulletin Board at the opening for trading on October 1, 2009 under the new stock symbol "LTUM". Our new CUSIP number is 536804 107.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.01      Articles of Merger

3.02      Certificate of Change

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM CORPORATION


/s/ Tom Lewis
---------------------------
Tom Lewis
President and Director

Date: October 1, 2009


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